UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 28, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Medicis Pharmaceutical Corporation (the “Company”) entered into an Agreement and Plan of Merger, dated as of September 2, 2012 (the “Merger Agreement”), with Valeant Pharmaceuticals International, Inc. (“Valeant”), Valeant Pharmaceuticals International and Merlin Merger Sub, Inc. (“Merger Sub”) providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Valeant.

As previously disclosed, Valeant indicated that it or its affiliates would pursue agreements, arrangements or understandings with certain of the Company’s executive officers or other employees, which may include cash and stock.

On November 28, 2012, in anticipation of the pending Merger, Valeant announced that Jason Hanson, Executive Vice President, Chief Operating Officer of the Company, will be named to Valeant’s Executive Management Team. Mr. Hanson will assume the role of Executive Vice President/Company Group Chairman of Valeant and lead certain U.S. and international businesses and functions. In addition, Vince Ippolito, Executive Vice President, Sales & Marketing of the Company, will be appointed Senior Vice President, General Manager, Aesthetics and Justin Smith, Senior Vice President, Marketing of the Company, will be appointed Senior Vice President, General Manager U.S. Rx Dermatology. Valeant has announced that these changes will be effective upon the close of the Merger, currently anticipated to occur on December 11, 2012. The Company expects that Messrs. Hanson, Ippolito and Smith will enter into agreements with Valeant, formalizing the terms of their employment.

Additional Information About the Acquisition and Where to Find it

Medicis has filed with the Securities and Exchange Commission (SEC) and sent to its stockholders, a proxy statement in connection with the proposed merger with Valeant. The proxy statement contains important information about the proposed merger and related matters. Medicis stockholders are urged to carefully read the proxy statement and other documents filed with the SEC by Medicis. Any person may request copies of the proxy statement or any of the documents incorporated by reference in the proxy statement, without charge, by written or telephonic request directed to Medicis Pharmaceutical Corporation, Attention: Corporate Secretary, 7720 North Dobson Road, Scottsdale, Arizona 85256, Telephone: (602) 808-8800, Attention: Chief Legal Officer.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction and their ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement filed with the SEC on November 5, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its officers and directors in the merger by reading the definitive proxy statement.

Forward-Looking Statements

Certain statements contained in this filing contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated merger, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Medicis and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger, approval of the merger agreement by the Company’s stockholders, the satisfaction of various other conditions to the closing of the merger, and other factors including those detailed from time to time in the Company’s periodic reports filed with the SEC, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “RISK FACTORS” in its annual report on Form 10-K for the year ended December 31, 2011 and its quarterly report on Form 10-Q for the quarter ended March 31, 2012, which have been filed with the SEC. The forward-looking statements in this filing are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: November 28, 2012

	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and
Corporate Secretary